UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 SCHEDULE 14C/A


                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

         Check the appropriate box:

         |X|      Preliminary Information Statement
         |_|      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14c-5(d)(2))
         |_|      Definitive Information Statement

                           MAVERICK OIL AND GAS, INC.
                (Name of Registrant As Specified In Its Charter)

         Payment of Filing Fee (Check the Appropriate Box):

         |X|      No fee required
         |_|      Fee computed on table below per Exchange Act
                  Rules 14c-5(g) and 0-11

         1. Title of each class of securities to which transaction applies:

                  _________________________________________

         2. Aggregate number of securities to which transaction applies:

                  _________________________________________

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

                  _________________________________________

         4. Proposed maximum aggregate value of transaction

                  _________________________________________

         5. Total fee paid

                  _________________________________________

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           MAVERICK OIL AND GAS, INC.
                       1314 LAS OLAS BOULEVARD, SUITE 803
                         FORT LAUDERDALE, FLORIDA 33301


                                                                 April __, 2005

Dear Fellow Stockholder:

         The accompanying information statement is being provided in order to inform you that our board of directors and the holders of a majority of our outstanding shares of common stock have delivered written consents authorizing an amendment to our articles of incorporation that will increase the number of authorized shares of our common stock from 100 million shares to 200 million shares. The number of authorized shares of our preferred stock will remain the same, at 10 million shares.

         This amendment to our articles of incorporation will become effective on May __, 2005 being 20 days from the date the accompanying information statement is being sent to our stockholders.

         This information statement is being provided to you for information purposes only. Your vote is not required to approve the action. This information statement does not relate to an annual or special meeting of stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                                        Sincerely,

                                                        /s/ V. Ray Harlow

                                                        V. Ray Harlow
                                                        Chief Executive Officer

                              INFORMATION STATEMENT
                          OF MAVERICK OIL AND GAS, INC.


                                  INTRODUCTION


         This information statement is being furnished to the holders of our common stock to inform you that our board of directors and the holders of a majority of our outstanding shares of common stock have authorized by written consent an amendment to our articles of incorporation that will increase the total number of authorized shares of our common stock from 100 million to 200 million. The number of authorized shares of our preferred stock will remain the same, at 10 million.

         Prior to the mailing of this information statement, our board of directors and certain of our principal stockholders, who represent a majority of our outstanding shares of common stock, signed written consents approving this amendment to our articles of incorporation. As a result, the amendment has been approved and neither a meeting of stockholders nor additional written consents are necessary.

         The record date for the determination of stockholders entitled to notice of this action is April ___, 2005. As of that date, there were 89,080,000 shares of common stock outstanding and no shares of our preferred stock were outstanding. Each share of common stock is entitled to one vote per share. This information statement will first be mailed to stockholders on or about April ___, 2005.

         We will bear the expenses of preparing and mailing this information statement and all documents that now accompany or may hereafter supplement it. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this information statement to the beneficial owners of such shares.


         Our principal executive offices are located at 1314 East Las Olas Boulevard, Suite 803, Fort Lauderdale, Florida 33301.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                            RECENT SALE OF SECURITIES

         On February 3, 2005 and February 10, 2005, we filed a Current Report on Form 8-K to report that we closed on subscriptions totaling $30 million to purchase 15 million of our Units at $2.00 per Unit, with each Unit consisting of two shares of our common stock and one three-year warrant to purchase one share of our common stock at $2.00 per share. We further reported that upon receipt of the subscription price for a portion of those subscriptions, we issued in closings held on January 7, 2005, January 26, 2005, January 28, 2005 and February 4, 2005, an aggregate of 14,217,500 of these Units in private placement transactions. The sale of these Units is more completely described in our Current Reports on Form 8-K that we filed with the United States Securities and Exchange Commission on February 3, 2005 and February 10, 2005.

                   AMENDMENT TO OUR ARTICLES OF INCORPORATION

Reasons for the Amendment


         Our articles of incorporation presently authorize the issuance of 100 million shares of common stock and 10 million shares of preferred stock. As a result of the recent sale of securities described above, and as of the date hereof, 96,472,565 of the 100 million shares of our common stock that we are currently authorized to issue are outstanding, and no shares of our preferred stock are outstanding. On April 14, 2005, our board of directors unanimously approved the adoption of an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 100 million to 200 million. This increase in authorized shares of our common stock was approved by our board of directors in order to provide us with increased flexibility for our future growth and for obtaining financing for our activities. Except with respect to the planned financings in connection with the acquisition of Camden Resources, Inc. described below, and with respect to our stock option plan, there are no plans, arrangements, negotiations or commitments which will result in the issuance of additional shares of our common stock. However, these shares will be available for issuance from time to time by action of our board of directors to such persons and for such consideration as the board may determine to be in our best interest. Generally, such issuance will not require further stockholder approval.


         We recently entered into a stock purchase agreement to acquire 100% of the issued shares of Camden Resources, Inc., a Dallas, Texas based private oil and gas producer for $88 million in cash. We will not be issuing any of our common stock as part of the acquisition consideration for this transaction. We may, however, effect a private placement of debt or shares of our common stock in order to raise a portion of the cash needed to consummate this transaction. The terms or amount of any such issuances have not been determined. This transaction is scheduled to close on or before June 10, 2005. We have no other plans, proposals or arrangements at this time regarding the issuance of our common stock.


         The full text of the proposed Certificate of Amendment to our Articles of Incorporation is set forth in Appendix A to this information statement. The text of the Certificate of Amendment to our Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as our sole director deems necessary and advisable to effect the amendment.

Effective Date of the Amendment

         The amendment to our articles of incorporation will become effective upon the filing of a Certificate of Amendment to our articles of incorporation with the Secretary of State of the State of Nevada. The board of directors intends to file the Certificate of Amendment as soon as practicable upon the passing of 20 calendar days from the later of the date a definitive copy of this Information Statement is filed with the SEC and the date a definitive copy of this Information Statement is mailed to stockholders.

Potential Anti-Takeover Effect of the Amendment


         The increase in the number of shares of our common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to unilaterally effect a change in the composition of our board of directors or contemplates a tender offer or other transaction for the combination of us with another company, it may be possible for us to impede the attempt by issuing additional shares of our common stock, thereby diluting the voting power of the person seeking to acquire control of us, and increasing the potential cost to acquire control of us. The proposed amendment may also have the effect of permitting our current management, including our board of directors, to retain its position indefinitely and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. This includes the possibility that our current management may use the additional shares to resist or frustrate a bid to take control of us at a share price that includes an above-market premium that is favored by a majority of our stockholders that are independent from management. Our board of directors has no present intention to issue common stock for such purposes.


         Our board of directors did not propose this amendment to our Articles of Incorporation in response to any effort known to them to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer or solicitation in opposition to management. In addition, this proposal is not part of any plan by management to recommend a series of similar amendments to our board of directors and our stockholders. Finally, the board of directors does not currently contemplate recommending the adoption of any other amendments to the articles of incorporation or make any other arrangements that could be construed as affecting the ability of third parties to take us over.

         If authorized, the additional shares of our common stock may be issued without further action by our stockholders. Under our articles of incorporation, the holders of our common stock do not have preemptive rights with respect to future issuances of our common stock. Thus, should our board of directors elect to issue additional shares of our common stock, our existing stockholders will not have any preferential rights to purchase such shares and such issuance could have a dilutive effect on the voting power and percentage ownership of these stockholders. The issuance of additional shares of our common stock could also have a dilutive effect on our earnings per share, book value per share or voting power of our currently outstanding shares of common stock.

         Our articles of incorporation and by-laws do not contain any other provisions having an anti-takeover effect, except that our articles of incorporation authorize the issuance of preferred stock. Although no shares of preferred stock have been issued to date, our board of directors retains the power to issue such shares and to establish their terms. For example, the preferred stock may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of the common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock. If issued, the preferred stock could also render more difficult, or discourage, a merger, tender offer or proxy contest relative to us, and make the removal of incumbent management more difficult. Our board of directors has no present intention to issue preferred stock for such purposes. Our articles of incorporation prohibit cumulative voting with respect to any matters brought to a vote by our stockholders.


Required Vote for the Amendment

         Under the Revised Statutes of Nevada (the "Nevada Revised Statutes"), an amendment to a corporation's articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

Action by Written Consent; No Vote Required

         Your consent is not required and is not being solicited in connection with the Proposal. Pursuant to Section 78.320 of the Nevada Revised Statutes, unless otherwise provided in a corporation's articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and properly delivered to the corporation. On or before February 14, 2005, the holders of a majority of the issued and outstanding shares of the common stock acted by written consent and authorized the Proposal. Accordingly, the action by written consent of the holders of a majority of the issued and outstanding shares of our common stock is sufficient, without the concurring consent of any of our other stockholders, to approve and adopt the Proposal.

Notice of Action by Written Consent

         Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to all of our stockholders from whom consent is not solicited at least 20 calendar days prior to the earliest date on which we may amend our articles of incorporation. Chapter 78 of the Nevada Revised Statutes also requires us to give notice to our stockholders of corporate action by stockholders without a meeting. This information statement serves as the notice required by the Nevada Revised Statutes and Rule 14c-2 of Regulation 14C.


                         DIESSENTERS' RIGHT OF APPRAISAL

         Under the Nevada Revised Statutes, our stockholders are not entitled to dissent and obtain payment of the fair value for their shares in connection with the proposed amendment to our Articles of Incorporation.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table indicates how many shares of our common stock were beneficially owned as of April 15, 2005, by (1) each person known by us to be the owner of more than 5% of our outstanding shares of common stock, (2) our directors, (3) our executive officers, and (4) all our directors and executive officers as a group. In general, "beneficial ownership" includes those shares a director or executive officer has sole or shared power to vote or transfer (whether or not owned directly) and rights to acquire common stock through the exercise of stock options and warrants that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 96,472,565 shares outstanding on April 15, 2005, and added shares that may be acquired within 60 days to the number of other shares that the person owns as well as to the number of shares outstanding. The address of each of the directors and executive officers listed below is c/o Maverick Oil and Gas, Inc., 1314 Las Olas Boulevard, Suite 803, Fort Lauderdale, Florida 33301.


                                      Number of Shares
 Name and Address                    Beneficially Owned        Percent of Class
 ----------------                    ------------------        ----------------

V. Ray Harlow                           1,170,000(1)                 1.2%
--------------------------------------------------------------------------------
Michael Garland                           300,000(2)                    *
--------------------------------------------------------------------------------
John A. Ruddy                           1,170,000(1)                 1.2%
--------------------------------------------------------------------------------
James M. Parrish                        1,170,000(1)                 1.2%
--------------------------------------------------------------------------------
Line Trust Corporation Limited         31,735,000(3)                29.8%
57/63 Line Wall Road
P.O. Box 199 Gibraltar
--------------------------------------------------------------------------------
M.V. Oil and Gas Company               20,000,000(4)               20.73%
Box 751
Providenciales
Turks & Caicos
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Millenium Global High                   7,250,000(5)                 7.4%
Yield Fund Limited
64 St. James Street
London SW1A 1NF
U.K.
--------------------------------------------------------------------------------
All officers and                        3,810,000                    3.9%
directors as a group
(4 persons)

*        Represents less than 1% of our common stock.

(1) 877,500 of these shares are currently held in escrow for a minimum of one year from the closing of our acquisition of Hurricane Energy, LLC. These shares do not include 1,230,000 shares issuable upon exercise of stock options that were granted as part of the acquisition but are not currently exercisable.

(2) These shares are issuable upon exercise of currently exercisable stock options.

(3) Includes 10,000,000 shares issuable upon exercise of currently exercisable warrants. Line Trust Corporation Limited is the trustee of two Gibraltar discretionary trusts, the class of beneficiaries of which currently includes Darko Horvat and his family members.

(4) These shares are beneficially owned indirectly by David Stevenson, c/o KDS Capital, 53 Davies Street, Mayfair, London W1K 5JH, U.K.

(5) Includes 1,500,000 shares issuable upon exercise of currently exercisable warrants.



         DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

         Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone call to our principal executive offices.



                       WHERE YOU CAN FIND MORE INFORMATION

         We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with this act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                                                                      APPENDIX A
                            Certificate of Amendment
                        to the Articles of Incorporation
                          of Maverick Oil and Gas, Inc.

               Under Section 78.390 of the Nevada Revised Statutes

The undersigned, being the Chief Executive Officer of Maverick Oil and Gas, Inc. does hereby certify and set forth:

         1. The name of the corporation is Maverick Oil and Gas, Inc.

         2. The original Articles of Incorporation of Maverick Oil and Gas, Inc. were filed with the Department of State of the State of Nevada on June 18, 2002.

         3. The Amendment to the Articles of Incorporation effected by this Certificate of Amendment is to increase the number of authorized common shares, $.001 par value, from 100 million to 200 million.

         4. To accomplish the foregoing, ARTICLE FOUR (CAPITAL STOCK) of the Articles of Incorporation, which refers to shares, is hereby amended in its entirety as follows:

              "ARTICLE FOUR. (CAPITAL STOCK)The corporation shall have authority to issue an aggregate of TWO HUNDRED TEN MILLION (210,000,000) shares of stock, par value ($0.001) per share, divided into two (2) classes of Stock as follows:

                      (A)NON-ASSESSABLE   COMMON  STOCK:   TWO  HUNDRED  MILLION
         (200,000,000) shares of Common Stock, par value $.001 per share; and

                      (B) PREFERRED STOCK: TEN MILLION (10,000,000) shares of Preferred Stock, par value $.001 per share.

                  All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any unissued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

                  The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

                  The Preferred Stock of the corporation shall be issued by the Board of Directors of the corporation in one or more classes, or one or more series within any class, and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the corporation may determine, from time to time.

                  Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special. "

         5. This Amendment to the Articles of Incorporation was authorized by vote of the sole director followed by the written consent of a majority of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, this Certificate of Amendment to the Articles of Incorporation of Maverick Oil and Gas, Inc. has been subscribed this ____ day of May 2005, by the undersigned who affirm the statements made herein are true under the penalties of perjury.





                                                      /s/ V. Ray Harlow
                                                      -----------------------
                                                      V. Ray Harlow
                                                      Chief Executive Officer